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                                                                    EXHIBIT 23.1


            CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM


We consent to the incorporation by reference in the Registration Statement on Form S-8 (No. 333-62676) pertaining to the Westcorp 2001 Stock Option Plan, and in the related Prospectus of Westcorp of our reports dated March 8, 2005 with respect to the consolidated financial statements of Westcorp, Westcorp management's assessment of the effectiveness of internal control over financial reporting, and the effectiveness of internal control over financial reporting of Westcorp, in this Annual Report (Form 10-K) for the year ended December 31, 2004.




                                             /s/ERNST & YOUNG LLP

Los Angeles, California
March 11, 2005